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                                                                    EXHIBIT 10.2

               SUPPLEMENTAL AGREEMENT TO STOCK PURCHASE AGREEMENT
               --------------------------------------------------

     THIS SUPPLEMENTAL AGREEMENT TO STOCK PURCHASE AGREEMENT ("Supplemental Agreement") is made and entered into as of August 31, 1998, by and between Eastern Environmental Services, Inc, a Delaware corporation ("Eastern"), and Transcor Waste Services, Inc, a Florida corporation ("Transcor" or "Seller"). Kimmins Corp., a Delaware corporation ("Kimmins"), has entered into this Supplemental Agreement for the purpose of giving limited representations and warranties and a limited indemnity, all as specifically set forth herein.


                                R E C I T A L S
                                ---------------

     Eastern, Transcor and Kimmins have heretofore entered into that certain Stock Purchase Agreement dated July 17, 1998 ("Agreement") for the purpose of the acquisition of the stock of Kimmins Recycling Corp. (the "Company") by Eastern from Transcor and the joinder by Kimmins as the owner of 74% of the outstanding capital stock of Transcor, for the purposes of making certain representations and warranties and providing a limited indemnity, as set forth in the Agreement.

     In consideration of the parties' efforts to complete the transaction set forth in the Agreement, additional terms, conditions, covenants and agreements have been determined by the parties to be necessary and, therefore, the parties have agreed to entered into this Supplemental Agreement.

     THEREFORE, in consideration of the premises and the mutual covenants provided herein, the parties hereto agree as follows:

                                   ARTICLE I

                            AMENDMENTS TO AGREEMENT
                            -----------------------

     Section 1.1    Incorporation of Recitals.  The recitals set forth above are
                    -------------------------
incorporated herein by reference and are a part of this Supplemental Agreement.

     Section 1.2    Amendment to Agreement.  The provisions of the Supplemental
                    ----------------------
Agreement shall be and are agreed by the parties hereto to constitute amendments and additional terms to the Agreement. The terms and conditions hereof shall be considered superior to the terms and conditions set forth in the Agreement, where, and to the extent such terms shall differ. All other terms and conditions of the Agreement, as well as the definitions and references therein shall be incorporated into this Supplemental Agreement. Capitalized terms in this Supplemental Agreement shall have the same meaning as such capitalized terms have in the Agreement.

     Section 1.3    Closing.  Subject to the terms of Article X, the closing of
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this transaction shall take place at Miami, Florida on the date set forth below when this Supplemental Agreement is executed.  Determinations of amounts are made as of the 31st day of August, 1998 which shall be deemed to be the "Effective Date" of the transaction contemplated in the Agreement.
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     Section 1.4    Purchase Price.  The Purchase Price for this transaction has
                    --------------
been redetermined by the parties and increased by the amount of $6,699,355.71 due to the purchase of certain additional assets and equipment which shall exist at the Effective Date as part of the Personal Property, as set forth in Section
3.4 of the Agreement, over the amount of equipment previously contemplated, as specifically described in part in Schedule 3.4(b)(ii) of the Agreement. The additional Purchase Price consideration shall be paid in the Cash Portion of the Purchase Price, subject to adjustments as provided hereafter.

          The Stock Portion of the Purchase Price is hereby increased by $7,000,000.00 to a total of $17,000,000.00 and the Cash Portion is hereby reduced by $7,000,000.00 to $40,799,356.00, subject to adjustments and credits as provided herein.

          Transcor has contributed $2,000,000.00 as a pre-paid asset to the Company at the time of the transaction and is an asset included in the Stock Purchase Agreement.

     Section 1.5    Absence of Long-Term Liabilities.  As of the Effective Date,
                    --------------------------------
the Company shall not have any Long-Term Liabilities whatsoever. Any such obligations which might have existed prior to such date shall be assumed or satisfied by Transcor as of the Effective Date.

     Section 1.6    Absence of any Liens, Claims or Mortgages.  As of the
                    -----------------------------------------
Effective Date, the assets of the Company, including all real property and personal property, shall not be subject to any liens, claims, mortgages or encumbrances whatsoever except as provided in the Working Capital Adjustment, set forth in Section 2.1. Any such liens, claims, mortgages or encumbrances which might have existed prior to the Effective Date shall be extinguished or satisfied by Transcor as of the Effective Date.

     Section 1.7    Determination of Stock Portion.  Notwithstanding the terms
                    ------------------------------
of the Agreement, the parties have determined the Purchase Value of the EESI Stock to be $30.6125 per share and thus have determined that the number of shares to be issued in the transaction shall in all events, notwithstanding the actual date of closing, to be 555,329 shares.

                                   ARTICLE II

                  DETERMINATION OF WORKING CAPITAL COMPUTATION
                  --------------------------------------------

     Section 2.1 The Working Capital Computation is agreed by the parties to be as follows for this transaction, as of the Effective Date, is Six Million Six Hundred and Sixty-Eight Thousand, Six Hundred and 00/100 Dollars
($6,668,600.00).


                                  ARTICLE III

                       TERMINATION OF SEPARATE AGREEMENTS
                       ----------------------------------

     Section 3.1    Termination.  The following agreements or arrangements are
                    -----------
terminated as of the Effective Date:

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          (a) That certain Management Agreement between the Company and Kimmins and all management fees or similar costs;

          (b) That certain tax-sharing agreement between the Company, Transcor and Kimmins.

                                   ARTICLE IV

                              USE OF KIMMINS NAME
                              -------------------

     Section 4.1 The Company shall be entitled to retain the name of Kimmins and to use the name without restriction in a normal businesslike manner for the period of twelve (12) months from and after the Effective Date, after which Eastern agrees to cause the Company to change its corporate name to some other
name dissimilar to "Kimmins."    Eastern shall ensure that the "Kimmins" name is
at all times used in only a professional and reputable manner. Upon notice from Transcor, Company and Eastern shall immediately cease and desist from the use of the Kimmins' name in any manner which Transcor, in its reasonable discretion, shall be deemed to be a disreputable use.

                                   ARTICLE V

              SATISFACTION OF LONG-TERM DEBT AND RELEASE OF LIENS
              ---------------------------------------------------

     Section 5.1    Satisfaction of Long-Term Debt.  On the Closing Date
                    ------------------------------
Transcor shall cause to be satisfied all Long-Term Liabilities of the Company (and the appropriate short-term or current portions thereof) which may have been previous obligations of the Company, whether to any affiliate or to third parties, without cost, expense or liability to the Company and shall diligently pursue the evidence of satisfaction thereof and the delivery of same to, and to the satisfaction of, Eastern within ten (10) days after the Closing Date. All such obligations shall be assumed by Transcor to the extent not fully satisfied or extinguished with respect to the Company.

     Section 5.2    Satisfaction of Liens, Claims and Mortgages.  On the Closing
                    -------------------------------------------
Date, Transcor shall cause to be satisfied, removed or terminated any and all liens, claims, mortgages or encumbrances against or applicable to the Company or any of its subsidiaries, or any of their assets, without cost, expense or liability to the Company and Transcor shall diligently pursue and shall obtain and deliver to Eastern appropriate releases of liens, UCC termination statements, mortgage and lien satisfactions and title certificates (without liens) as soon as possible and in no event longer than twenty (20) days after the Closing Date. All such obligations reflected by any liens, claims,

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mortgages or encumbrances of any kind shall be assumed by Transcor to the extent not fully satisfied or extinguished with respect to the Company.

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     Section 6.1 The parties hereby reaffirm and restate their indemnification obligations as set forth in Article IX of the Agreement. In addition, Transcor and Kimmins jointly and severally, hereby agree to indemnify, defend, protect and hold harmless Eastern, KRC and its officers, directors, subsidiaries, agents, employees, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically but without limitations reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the Effective Date but, in every instance prior to the Closing Date resulting from or with respect to the Company, any claim, debt, obligation or requirement whatsoever relating to the ESOP, its trust, or any employees eligible with respect thereto; any claim, debt, obligation or requirement whatsoever relating to any 401(k) Plan or arrangement, or any other qualified or unqualified employment or employee plan, agreement, arrangement, trust or benefit arrangement whatsoever.

                                  ARTICLE VII

                               PENDING PROCEDURES
                               ------------------

     Section 7.1 The parties acknowledge that certain proceeds from the transaction shall be escrowed with Becker & Poliakoff, P.A. ("Escrow Agent"), subsequent to the Closing, for the purposes set forth herein (the "Escrow Amount"). The sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) shall be escrowed in connection with the pending litigation styled Reliable Group, Incorporated v. Kimmins Recycling Corp., Case No. 98-5287(I)
-------------------------------------------------------
(the "Reliable Litigation"). The sum of Fifteen Thousand and No/100 Dollars ($15,000.00) shall be escrowed in connection with the Warning Notice filed by the Environmental Protection Commission of Hillsborough County ("HCEPC"), Case No. 98-18191 (the "EPC Matter"). Subsequent to Closing, Transcor shall diligently proceed to defend and resolve the Reliable Litigation and the EPC Matter, at its sole cost and expense, and on behalf of the Company. Eastern shall cooperate with Transcor to resolve such matters, including, without limitation, the execution of settlement agreements, documents and other matters reasonably required to resolve the proceedings. Transcor shall provide Eastern with evidence reasonably satisfactory to Eastern of the resolution of such matters, together or independently, at which time the portion of the Escrow Amount allocable to such matter shall be released to Transcor. Eastern shall approve the release of the Escrow Amount, by written notice to Escrow Agent, within ten (10) days after receipt of notice that the pending proceedings have been satisfied. In the event that either or both of the pending proceedings have not been satisfied within two (2) years, then the remaining Escrow Amount shall be paid to KRC and all responsibility for such proceedings shall be assumed by Transcor.

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                                  ARTICLE VIII

                              GUARANTY BY TRANSCOR
                              --------------------

     Section 8.1 Transcor shall maintain and continue its guaranty with respect to the performance by the Company of its obligations under that certain Agreement with Hillsborough County for a period of two (2) years. The Company and Eastern, its successors and assigns, jointly and severally agree to indemnify, defend, protect, and hold harmless Transcor from and against any and all liability to which it may be subject pursuant to the guaranty, which indemnity shall be governed by and construed pursuant to the terms of Article IX of the Agreement.

                                   ARTICLE IX

                                  COOPERATION
                                  -----------

     Section 9.1 The parties agree that subsequent to the closing they shall mutually cooperate to execute such documents, provide such materials, and otherwise take such action as reasonably required to effectuate the transaction contemplated herein and in the Agreement. Each party shall pay its own expense with respect to any post-closing matters.

                                   ARTICLE X

                              DOCUMENTS IN ESCROW
                              -------------------

     Section 10.1 The parties agree that, upon the execution of this Agreement, all documents necessary to effectuate the transaction have been executed (the "Closing Documents") and all conditions precedent to Purchaser's obligation to close have been waived or satisfied. The Closing Documents have been delivered to Escrow Agent. The Closing Documents shall be held in escrow by Escrow Agent pending delivery to Escrow Agent by Purchaser of the Cash Portion of the Purchase Price, and written confirmation from Seller that the Stock Portion of the Purchase Price has been delivered to Seller (the "Payment Event"). In the event that the Payment Event shall not have occurred on or before 5:00 p.m. Eastern Standard Time on Thursday, September 3, 1998 (the "Payment Event Deadline"), then Escrow Agent shall return the Closing Documents to counsel for the respective parties, and the parties shall proceed to Closing pursuant to the terms of the Agreement; provided, however, that the parties, upon written notice to Escrow Agent, may extend the Payment Event Deadline until Tuesday, September 8, 1998. For each day that the Payment Event Deadline extends beyond September 4, 1998, the Purchaser shall pay to Seller an additional sum of Twenty Thousand and 00/100 Dollars ($20,000.00), payable with the Cash Portion of the Purchase Price.

     Section 10.2 The parties hereby release and relieve Escrow Agent from and against any and all liability for loss, cost, expense, or damage resulting from its performance of the escrow obligations hereunder. In the event of any dispute between the parties pertaining to the distribution of the Closing Documents or the Purchase Price, Escrow Agent shall retain the Escrow Documents and place the disputed portion of the Purchase Price into the registry of the Circuit Court in and for

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

the Thirteenth Judicial Circuit, Hillsborough County, Florida, and shall advise the parties accordingly. Purchaser acknowledges that Escrow Agent is counsel for Seller, and shall not assert any conflict of interest against Seller or Escrow Agent in connection with or resulting from Escrow Agent's continued representation of Seller in connection with the Agreement or this transaction.

                                   ARTICLE XI

                                    GENERAL
                                    -------

     Section 11.1   Headings.  The headings or subheadings of paragraphs
                    --------
contained herein are used for convenience and ease of reference and shall not limit the scope or intent of the paragraph.

     Section 11.2   Governing Law  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Florida, without regard to the principles of choice of law of the State of Florida.

     Section 11.3   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 11.4   Severability.  If any provisions of this Agreement shall,
                    ------------
for any reason, be held violative of any applicable law, and so much of this Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

     Section 11.5   Entire Agreement  Together with the Agreement, this
                    ----------------
Supplemental Agreement shall constitute the entire agreement of the parties respecting the subject matter hereof and shall supersede all previous communications and understandings, either written or oral, between the parties relative to the subject matter hereof.

     Section 11.6   Binding of Successors.  This Agreement shall be binding upon
                    ---------------------
the heirs, executors, administrators, successors and assigns of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 2/nd/ day of September, 1998.

                                    EASTERN ENVIRONMENTAL SERVICES,
                                    INC., a Delaware corporation

                                    By: /s/ Neal W. Rodrigue
                                       -----------------------------------

                                    Name:   Neal Rodrigue
                                         ---------------------------------

                                    Its: Vice President
                                        ----------------------------------

                                    KIMMINS CORP., a Delaware corporation

                                    By:   /s/ Joseph Williams
                                       --------------------------------------

                                    Name: Joseph Williams
                                         ------------------------------------

                                    Its: Secretary
                                        -------------------------------------


                                    TRANSCOR WASTE SERVICES, INC., a
                                    Florida corporation


                                    By:   /s/ Joseph Williams
                                       --------------------------------------

                                    Name: Joseph Williams
                                         ------------------------------------

                                    Its:   President
                                        -------------------------------------

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